Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-15111, 333-34103, 333-61907, 333-93429, 333-37546, 333-61082, 333-88614. 333-105206 and 333-118936) of Advanced Digital Information Corporation of our report dated January 17, 2006 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Seattle, Washington

January 17, 2006